Exhibit 23.1

[HJ & ASSOCIATES, LLC LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of National Health Partners, Inc. and Subsidiaries on Form SB-2 of our audit report, dated March 16, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the captions “Experts” in the Prospectus.

/s/ HJ & Associates, LLC

HJ & Associates, LLC

Salt Lake City, Utah

December 11, 2007